                                                                    Exhibit 3.13


                            ARTICLES OF INCORPORATION

                                       of

                                SOUTH CHARLESTON
                        STAMPING & MANUFACTURING COMPANY


            The undersigned, acting as an incorporator pursuant to Section 26,
Article 1, Chapter 31 of the Code of West Virginia, hereby adopts the following Articles of Incorporation pursuant to Section 27, Article 1, Chapter 31 of the Code of West Virginia.

            I. The name of the corporation shall be South Charleston Stamping & Manufacturing Company.

            II.   The period of duration of the corporation shall be perpetual.

            III. The purpose or purposes for which the corporation is organized are to engage in all activities and to take all actions which are lawful for a corporation organized under the laws of the State of West Virginia, whether expressly or impliedly permitted by statute or otherwise.

            IV. The address of the principal office of the corporation is 3100 MacCorkle Avenue, S.W., in the City of South Charleston, in the county of Kanawha, and State of West Virginia 25303.

            V. The name and address of the person to whom shall be sent notice or upon whom process shall be served, or service of which is accepted by the Secretary of State, is John T. Wise, Plant Manager, 3100 MacCorkle Avenue, S.W., South Charleston, West Virginia 25303.

            VI. The number of directors constituting the initial board of directors is three, and their names and addresses are:

                  John Kerr               888 W. Big Beaver
                                          Box 3951
                                          Troy, Michigan 48007-3951
                  William Davidson        888 W. Big Beaver
                                          Box 3951
                                          Troy, Michigan 48007-3951

                  Kurt Vilders            888 W. Big Beaver
                                          Box 3951
                                          Troy, Michigan 48007-3951

            VII. The name and address of the incorporator is Thomas A. Heywood, 1600 Commerce Square, Charleston, West Virginia 25301.

            VIII. The amount of the total authorized capital stock of the corporation shall be One Thousand Dollars ($1,000.00), which shall be divided into one thousand (1000) shares of common stock of the par value of One Dollar ($1.00) each.

            IX. No shareholder or other person shall have any preemptive right whatsoever.

            X. The internal affairs of the corporation shall be regulated in accordance with the bylaws of the corporation.

            THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file these ARTICLES OF INCORPORATION, and I have accordingly hereunto set my hand this 11th day of February, 1988.


                                                 THOMAS G. HEYWOOD
                                              -------------------------
                                                   Incorporator

STATE OF WEST VIRGINIA
COUNTY OF KANAWHA, TO WIT:

            I, CAMDEN P. SIEGRIST, a Notary Public of said County, do certify that Thomas A. Heywood, whose name is signed to the foregoing Articles of Incorporation of South Charleston Stamping & Manufacturing Company, bearing date the 11th day of February, 1988, has this day personally appeared before me in my said County and acknowledged his signature to be the same.

            GIVEN under my hand and seal this 11th day of February, 1988.

            My commission expires June 5, 1995.


                                                 CAMDEN P. SIEGRIST
                                              -------------------------
                                                    Notary Public


[NOTARIAL SEAL]





This instrument was prepared by
BOWLES, McDAVID, GRAFF & LOVE
1600 Commerce Square
Charleston, West Virginia 25325-1386

                             ARTICLES OF AMENDMENT

                                      to

                           ARTICLES OF INCORPORATION

                                      of

                               SOUTH CHARLESTON
                       STAMPING & MANUFACTURING COMPANY


            Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

            FIRST:      The name of the corporation is South Charleston Stamping
& Manufacturing Company.

            SECOND      The following Amendments to the Articles of
Incorporation were adopted by the shareholders of the corporation on April 23, 1992, in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31:

            RESOLVED, that Article VIII of the Articles of Incorporation of South Carolina Stamping & Manufacturing Company shall be amended as follows:

            VIII. Section 8.1. The amount of the total authorized capital stock of the corporation shall be Fifty Million One Thousand Dollars ($50,001,000.00), which shall be divided into classes of which one thousand (1,000) shares of the Par Value of One Dollar ($1.00) each shall be designated Common Stock, and five million

            (5,000,000) shares of a Par Value of Ten Dollars ($10.00) each shall be designated as Preferred Stock.

            Section 8.2. The Board of Directors is authorized, subject to limitations prescribed by law and the Articles of Incorporation of the corporation to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of West Virginia, to establish from time to time the number of shares to be included in each such series, and to fix and determine the relative rights and preferences of the shares of any such series.

            The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c)   Whether that series shall have
                  voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) Any other relative rights, preferences and limitations of that series.

            Section 8.3. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

            Section 8.4. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

            THIRD:        The number of shares of the corporation outstanding at
the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

            FOURTH:     The number of shares voted for such amendment was 900;
and the number of shares voted against such amendment was 0.

            Dated:  April 23, 1992.


                                          SOUTH CHARLESTON STAMPING &
                                          MANUFACTURING COMPANY


                                          By       JOHN T. WISE
                                              ----------------------------
                                                 Its Vice-President


                                          and      SHARON THOMAS
                                              ----------------------------
                                                    Its Secretary

STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, TO WIT:

            I, MARTHA L. COOK, a notary public, do hereby certify that on the 23 day of April, 1992, personally appeared before me John T. Wise, who, being by me first duly sworn, declared that he is the Vice-President of South Charleston Stamping & Manufacturing Company, that he signed the foregoing document as Vice-President of the corporation, and that the statements therein contained are true.
            My commission expires:  April 30, 1999.


                                                  MARTHA L. COOK
                                              ----------------------------
                                                   Notary Public







This instrument Prepared By:
   Steptoe & Johnson
   P.O. Box 2190
   Clarksburg, WV 26302-2190

                            STATEMENT OF DESIGNATION
                           OF SERIES AND FIXING AND
                           DETERMINING THE RELATIVE
                        RIGHTS AND PREFERENCES THEREOF

                               SOUTH CHARLESTON
                       STAMPING & MANUFACTURING COMPANY


            Pursuant to the provisions of Section 79, Article 1, Chapter 31 of the Code of West Virginia and Article VIII of the Articles of Incorporation, as amended, of South Charleston Stamping & Manufacturing Company, the undersigned South Charleston Stamping & Manufacturing Company hereby executes the following statement of designation of series and fixing and determining the relative rights and preferences thereof:

            I. The name of the corporation is SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY.

            II. A copy of the resolution of the board of directors of the corporation establishing and designating the series, and fixing and determining the relative rights and preferences thereof is attached hereto and made a part hereof as Exhibit A.

            III. The date of the adoption of such resolution was April 24, 1992.

            IV. Such resolution was duly adopted by the board of directors by a written unanimous consent and agreement.

            Dated:  April 24, 1992.


                                          SOUTH CHARLESTON STAMPING &
                                          MANUFACTURING COMPANY


                                          By      JOHN T. WISE
                                              ----------------------------
                                                   Its Vice-President

                                          and     SHARON THOMAS
                                              ----------------------------
                                                   Its Secretary

STATE OF WEST VIRGINIA
COUNTY OF KANAWHA, TO WIT:

            I, Martha L. Cook, a notary public, do hereby certify that on the 27 day of April, 1992, personally appeared before me John T. Wise, who, being by me first duly sworn, declared that he is the Vice-President of South Charleston Stamping & Manufacturing Company, that he signed the foregoing document as Vice-President of the corporation, and that the statements therein contained are true.
            My commission expires: April 30, 1999.


                                                  MARTHA L. COOK
                                              ----------------------------
                                                    Notary Public






This Instrument Prepared By:
  Steptoe & Johnson
  P.O. Box 2190
  Clarksburg, WV 26302-2190

                                  EXHIBIT A

                  RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock of the Corporation to consist of 4,500,000 shares, and the Board of Directors hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series as follows:

                  1. DESIGNATION. The shares of the series of Preferred Stock created hereby shall be designated Series A Cumulative Preferred Stock (hereinafter sometimes called the "Series A Preferred Stock").

                  2.    DIVIDENDS.  The holders of shares of Series A
            Preferred Stock shall be entitled to receive, if and when declared payable by the Board of Directors out of assets legally available for the payment of dividends, cumulative cash dividends at the rate of $0.50 per share per annum from the date on which such shares have been originally issued. Such dividends shall be cumulative from the date of issue, so that no dividend (other than a dividend payable in Common Stock of the Corporation or other distribution shall be paid or declared or made on, and no amount shall be applied to the redemption of, any Common Stock or any other class of stock ranking junior to the Series A Preferred Stock as to dividends or assets unless full cumulative dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared, on outstanding Preferred Stock of all series entitled to receive dividends at the rates determined for the respective series. Accumulations of dividends shall not bear interest. In the event that dividends are not paid in full, the shares of Series A Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

                  3. REDEMPTION. So long as full cumulative dividends on all outstanding shares of Preferred Stock for all dividend periods ending on or prior to the date fixed for redemption shall have been paid or declared and set apart for payment, and subject to any applicable requirements of West Virginia law, the Corporation may, at the option of the Board of Directors of the Corporation, redeem the whole or any part of the shares of Series A Preferred Stock at any time after issuance of such shares at a redemption price equal to one hundred percent (100%) of the issue price of such shares plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. all such redemptions shall be effected in accordance with the procedure for redemptions set forth in the West Virginia Corporation Act in effect at the times of such redemptions.

                  4. LIQUIDATION. In the event of any dissolution, liquidation or reduction of capital resulting in distribution of assets to stockholders, or winding up of the Corporation, whether voluntarily or involuntarily, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive in cash out of the assets of the Corporation, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock or of any other class of stock ranking junior to the Preferred Stock as to dividends or assets, an amount equal to one hundred percent (100%) of the issue price of such shares, to be payable on the share of such series in the event of voluntary or involuntary dissolution, liquidation or reduction of capital resulting in distribution of assets to stockholders, or winding up, as the case may be, in all cases, with unpaid accumulated dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed for such payment. If the assets shall not be sufficient to pay in full the amount so determined to be payable on all shares of the Preferred Stock in the event of such voluntary or involuntary dissolution, liquidation or reduction of capital resulting in distribution of assets to stockholders, or winding up, as the case may be, then the assets available for payment shall be distributed ratably among the holders of the Preferred Stock of all series in accordance with the amounts so determined to be payable on the shares of each series in the event of voluntary or involuntary dissolution, liquidation, or reduction of capital resulting in distribution of assets to stockholders, or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all dividend arrearage, to which they are respectively entitled. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Series A Preferred Stock will have no other rights or claims to any of the remaining assets of the Corporation either upon distribution of such assets or upon dissolution, liquidation or winding up.

                  5. VOTING POWERS. (a) Except a set forth herein or in the Certificate of Incorporation of the Corporation or to the extent required by the applicable provisions of the West Virginia Corporation Act, the holders of shares of Series A Preferred Stock shall not have any rights to vote for any purpose or on any matter whatsoever, all such voting power being vested exclusively in the shares of Common Stock or the Corporation, holders of shares of Series A Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Corporation or which they are not entitled to vote.

                        (b) The holders of shares of Preferred Stock Outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to the Certificate of Incorporation of the Corporation, if such amendment would (i) increase or decrease the aggregate number of authorized shares of Preferred Stock, (ii) increase or decrease the par value of shares of Preferred Stock,
            (iii) effect an exchange, reclassification or cancellation of all or a part of the shares of Preferred Stock, (iv) effect an exchange, or create a right of exchange of all or any part of the shares of another class into shares of Preferred Stock, (v) change the designations, preferences, limitations or relative rights of the shares of Preferred Stock, (vi) change the shares of Preferred Stock, whether with or without par value,into the same or a different number of shares, either with or without par value, of the same class or another class or classes; (vii) create a new class of preferred stock having rights and preferences prior or superior to the shares of the Preferred Stock, or increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior or superior to the shares of the Preferred Stock or increase the rights and preferences of any class sharing rights or preferences later or inferior to the shares of the Preferred Stock in such a manner as to become prior or superior to the shares of the Preferred Stock or (viii) cancel or otherwise affect accumulated but undeclared dividends on the shares of Preferred Stock; and no such proposed amendment shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Preferred Stock then outstanding which shall be required pursuant to the provisions of the West Virginia Corporation Act in effect at the time of such vote.

                        (c) The Holders of shares of Preferred Stock outstanding on the record date fixed for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any resolution authorizing (i) any plan of merger or plan of consolidation involving the Corporation, (ii) the dissolution of the Corporation, and (iii) the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the Corporation,if not made in the regular course of business, and no such resolution shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Preferred Stock then outstanding which shall be required pursuant to that provision of the West Virginia Corporation Act in effect at the time of such vote.

                  6. NO PREEMPTIVE RIGHTS. Two holders of shares of Series A Preferred Stock at any time outstanding shall have no preemptive or preferential right to subscribe for or purchase any shares of stock, or rights or options to purchase shares of stock whether now or hereafter authorized, or any securities convertible into exchangeable for shares of stock or into rights or options to purchase shares of stock of the Corporation of any class.